Exhibit 3.19

I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of FLORIDA MADE DOOR CO., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is 182054.

CR2EO22 (01-06)	Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Thirteenth day of November, 2006

/s/ Sue M. Cobb
Sue M. Cobb
Secretary of State

CERTIFICATE OF INCORPORATION

OF

FLORIDA MADE DOOR MFG. CO.

We, the undersigned, hereby associate ourselves together for the purpose of becoming a body corporate under and pursuant to the laws of the State of Florida, providing for the formation and the management, liabilities and immunities of corporations, the provisions of which law are hereto accepted, and we hereby adopt the following Articles of Incorporation, for which this Certificate is made.

ARTICLE I

The name of this corporation shall be

FLORIDA MADE DOOR MFG. CO.

ARTICLE II

The general nature of the business or businesses to be transacted by this corporation shall be:

To do a wholesale manufacturing business and to buy, sell and deliver in at wholesale and retail, all kinds of manufactured and unmanufactured products.

To carry on business in the United States or elsewhere as factors, distributors, agents, commission merchants or merchants to buy, sell, manipulate, distribute and deal in, at wholesale or retail, merchandise, goods, wares, food products and commodities of every sort, kind or description and to carry on any other business whether manufacturing or otherwise which can be conveniently carried on with any of the company’s objects; to open stores, offices or agencies throughout the United States, or elsewhere, or to allow or cause the legal estate and interest in any properties or business acquired, established or carried on by the company to remain or be vested in the name of, or carried on by, any other company formed or to be formed, and either upon trust for, or as agents or nominees of, this company, and to manage the affairs or take over and carry on the business of any such other company formed or to be formed, and to exercise all or any of the powers of any such company, or of holders of shares of stock or securities thereof, and to receive and to distribute as profits the dividends and interest on such shares of stock and securities; to purchase or otherwise acquire and undertake, all or any part of the business, property and liabilities of any persons or company, carrying on any kind of business which this company is authorized to carry on; to enter into partnership or into any arrangement for sharing profits, union of interests, reciprocal concessions, or co-operate with any person or company carrying on or about to carry on any business which this company is authorized to carry on, or any business or transaction capable of being conducted so as, directly or indirectly, to benefit this company.

To carry on and undertake any business undertaking, transaction, or operation commonly carried on or undertaken by capitalists, promoters, financiers, contractors, merchants, brokers, concessionaires, commission men and agents; to develop and turn to account any land acquired by or in which the corporation is interested, and to lay out and prepare same for building purposes, constructing, altering pulling down, decorating, maintaining, furnishing, fitting up and improving buildings, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement, and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants, and others; to undertake and execute any trusts and undertaking of which may seem to this corporation desirable; to use and apply its surplus earnings or accumulated profits authorized by law, to be reserved to the purchase or acquisitions of property, to the purchase or acquisition of its own capital stock from

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time to time to such extent and in such manner, and upon such terms as its Board of Directors shall determine; to hold, purchase or otherwise acquire, or be interested in, and to sell, assign, pledge or otherwise dispose of, shares of capital stock, bonds, or other evidences of debt, issued or created by another corporation, whether foreign or domestic, and whether now or hereafter organized; and while the holder of any such shares of stock, to exercise all the rights privileges of ownership, including the right to vote thereon, to the same extant as a natural person might or could be; to join or consolidate with, to enter into agreements and cooperative relations not in contravention of law with any persons, firms, associations or corporations, governmental, municipal of otherwise, in and about the carrying on and out of all or any of the purposes of this corporation to borrow money in its corporate name, and to secure the same by obligations, pledges, mortgages, or otherwise; to issue bonds and debentures, and to secure the same by deeds of trust or mortgages of or upon the whole or any part of the property owned by the corporation, and to sell or pledge such bonds or debentures for corporate purposes as and when the Board of Directors shall determine; to conduct its business in other States, territories and possessions of the United States, and in foreign countries, and to have one office, or more than one office outside the State of Florida, except as may be otherwise provided by law; to engage in any other business or to do any and all acts and things incident to or which to the Board of Directors may be deemed necessary to the carrying out or the success of any business outlined above; to engage in any and every lawful business whatsoever, whether herein mentioned or not.

ARTICLE III

The total number of shares that may be issued by the corporation shall be two hundred fifty (250), all of which shall be common stock with a par value of ONE HUNDRED ($100.00) DOLLARS per share.

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ARTICLE IV

The amount of capital, in lawful money of the United States, or its equivalent, with which this corporation shall begin business, shall be the sum of Five Hundred ($500.00) Dollars, or more.

ARTICLE V

The period of existence of this corporation shall be perpetual, unless sooner dissolved according to law.

ARTICLE VI

The office and principal place of business of this corporation shall be 1428 Atlanta Avenue, Orlando, Orange County, Florida; but the directors shall have the right and power to change the location of the office and principal place of business to any other place they deem advisable, and branch offices may be established at any and all points as the stockholders or directors deem advisable,

ARTICLE VII

The affairs of the corporation will be conducted by a Board of Directors of not less than three (3) nor more than nine (9).

ARTICLE VIII

The names and post office addresses of the first Board of Directors, who, subject to the provisions of the Certificate of Incorporation, the By-laws, and the laws of the State of Florida, shall hold office for the first year of the corporation’s existence, or until their successors have been elected and qualified, are as follows:

CHARLES M. BICKART	P. O. Box 249 Orlando, Florida

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CASSIE S. BICKART	P. O. Box 249 Orlando, Florida

ROBERT S. CHAPMAN	100 East Robinson Ave. Orlando, Florida

ARTICLE IX

The names and post office addresses of the President, Vice President and Secretary-Treasurer, who shall hold office for the first year of the existence of the corporation, or until their successors are elected or appointed and have qualified, are as follows:

Charles M. Bickart President	P. O. Box 249 Orlando, Florida

Robert S. Chapman Vice President	100 East Robinson Ave. Orlando, Florida

Cassie S. Bickart Secretary-Treasurer	P. O. Box 249 Orlando, Florida

ARTICLE X

The names and post office addresses of each subscriber to the Certificate of Incorporation, and the number of shares of stock which he or she agrees to take and the consideration which he or she agrees to pay for the same are as follows:

Subscribers to Ctf. of Incorporation	Address	No. of Shares	Consideration

Charles M. Bickart	P. O. Box 249 Orlando, Florida	2	$200.00

Cassie S. Bickart	P. O. Box 249 Orlando, Florida	2	$200.00

Robert S. Chapman	P. O. Box 249 Orlando, Florida	2	$200.00

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IN WITNESS WHEREOF, We, the undersigned, have made and subscribed this Certificate of Incorporation in the City of Orlando, Orange County, Florida, for the uses and purposes aforesaid, this 7th day of December A. D. 1954.

Witnesses

(SEAL)

(SEAL)

(SEAL)

*  *  *  *  *  *  *  *  *  *  *  *

STATE OF FLORIDA	)
) ss
COUNTY OF ORANGE	)

Before me, a Notary Public in and for the State of Florida at Large, on this day personally appeared CHARLES M. BICKART, CASSIE S. BICKART and ROBERT S. CHAPMAN, each to me personally known, and known to me to be the persons who executed the foregoing Certificate and/or Articles of Incorporation of FLORIDA MADE DOOR MFG. CO., and each of whom severally acknowledged before me that he or she executed the same for the uses and purposes therein expressed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at Orlando, Orange County, Florida, this 7th day of December A. D. 1954.

Notary Public, State of Florida at Large

My Commission Expires:
(Notarial Seal)

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AMENDMENT TO ARTICLES OF INCORPORATION
OF FLORIDA MADE DOOR MFG. CO.

Article 3 of the Articles of Incorporation of Florida Made Door Mfg. Co. be amended to read as follows:

ARTICLE 3

The total number of shares that may be issued by the corporation shall be 5,000, all of which shall be common stock with a par value of $1.00 per share.

The undersigned, being all the stockholders of Florida Made Door Mfg. Co., hereby ratify and approve the above Amendment to the Articles of Incorporation.

/s/ David A. Kelley
David A. Kelley

/s/ Florence May Kelley
Florence May Kelley

That the above and foregoing Amendment to the Articles of Incorporation of Florida Made Door Mfg. Co. is a true and correct copy thereof as approved by the stockholders and the Board of Directors of the corporation.

Attest:

/s/ David A. Kelley
/s/ Florence May Kelley	President
Secretary

STATE OF FLORIDA
COUNTY OF ORANGE

Before me personally appeared, David A. Kelley and Florence May Kelley, to me well known and known to me to be the individuals described in and who executed the foregoing instrument as President and Secretary of the above named Florida Made Door Mfg. Co., a corporation and severally acknowledged to and before me that they executed such instrument as such President and Secretary, respectively of said corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that it was affixed to said instrument by due and regular corporate authority, and that said instrument is the free act and deed of said corporation.

WITNESS my hand and official seal, this 29th day of June, 1973.

Notary Public
State of Florida at Large
My Commission Expires:

MINUTES OF SPECIAL MEETING OF
BOARD OF DIRECTORS OF FLORIDA
MADE DOOR MFG. CO.

A special meeting of the Board of Directors of Florida Made Door Mfg. Co. was held at the office of the corporation, 4200 South Orange Avenue, Orlando, Florida, on June 29, 1973, pursuant to action taken at a special meeting of the stockholders of the corporation at a meeting immediately preceding it.

The president of the corporation, David A. Kelley, presented a proposed amendment to the Articles of Incorporation of Florida Made Door Mfg. Co., to the Board of Directors. The proposed amendment, as adopted by the stockholders and presented by the president was as follows:

That Article 3 of the Articles of Incorporation of Florida Made Door Mfg. Co. be amended to read:

The total number of shares that may be issued by the corporation shall be 5,000, all of which shall be common stock with a par value of $1.00 per share.

Upon motion duly made, seconded and carried, the preceding proposed amendment was adopted by the Board of Directors as presented.

Upon motion duly made, seconded and carried, it was resolved that upon final approval of the amendment to the Articles of Incorporation, the 225 shares of stock of the corporation issued to David A. Kelley would be cancelled and 450 shares of the new stock would be issued to David A. Kelley; and that the 25 shares of stock of the corporation presently issued to Florence May Kelley be cancelled and 50 shares of the new stock be issued to Florence May Kelley.

There being nothing further to come before the meeting, the same was adjourned.

/s/ Florence May Kelley
Secretary

The undersigned Directors hereby waive notice of this meeting, and by their signatures hereby approve all action taken at this meeting.

/s/ David A. Kelley	/s/ Patrick D. Kelley
David A. Kelley	Patrick D. Kelley

/s/ Florence May Kelley	/s/ Dale Ann Kelley
Florence May Kelley	Dale Ann Kelley

/s/ Rex Morris
Rex Morris

MINUTES OF SPECIAL MEETING OF
STOCKHOLDERS OF FLORIDA
MADE DOOR MFG. CO.

A special meeting of stockholders of Florida Made Door Mfg. Co. was held at the offices of the corporation, 4200 South Orange Avenue, Orlando, Florida, on June 29, 1973.

This meeting was called for the purposes of amending the Articles of Incorporation to increase the number of authorized shares of common stock of the corporation. Discussion ensued and the following amendment was proposed:

That Article 3 of the Articles of Incorporation of Florida Made Door Mfg. Co. be amended to read:

The total number of shares that may be issued by the corporation shall be 5,000, all of which shall be common stock with a par value of $1.00 per share.

Upon motion duly made, seconded and carried, the above amendment was adopted by the stockholders of Florida Made Door Mfg. Co. and the president of the corporation was authorized to present the proposed amendment to the Board of Directors of the corporation.

It was noted that the 250 shares of stock of the corporation presently authorized was issued and outstanding. Upon motion duly made, seconded and carried, the corporation was authorized, upon final approval of the above amendment, to cancel the stock of the corporation presently outstanding and issue two (2) shares of the new stock for each one (1) share of the old stock so cancelled.

There being nothing further to come before the meeting, it was, upon motion, adjourned.

Secretary

The undersigned stockholders hereby waive notice of this meeting.

/s/ Patrick D. Kelley
David A. Kelley

/s/ Dale Ann Kelley
Florence May Kelley

AMENDMENT TO ARTICLES OF INCORPORATION
OF
FLORIDA MADE DOOR MFG. CO.

FLORIDA MADE DOOR MFG. CO., a corporation organized and existing under the laws of the State of Florida, under Certificate filed in the office of the Secretary of State on December 10, 1954, as amended by Amendment to the Articles of Incorporation filed July 18, 1973, hereby certifies as follows:

At a meeting held on the 30th day of April, 1982, the Board of Directors and Shareholders of FLORIDA MADE DOOR MFG. CO. adopted the following resolution amending the Articles of Incorporation of the Corporation:

“Article III – Capital Stock

The authorized capital of this Corporation shall consist of two classes of shares of stock to be designated as follows:

A.    Five Thousand (5,000) shares of $1.00 par value common stock, designated “Common Stock”. The Common Stock shall be entitled to receive all dividends declared and to all assets upon dissolution or liquidation except as herein set forth with regard to the Preferred Stock. The Common Stock shall be entitled to exercise the entire stock voting power of the Corporation. All such Common Stock shall be fully paid and nonassessable. The Common Stock of the Corporation may be paid for in cash or may be paid for in labor or services, or in personal property or real property at a fair valuation placed thereon by the Board of Directors. The Board of Directors of the Corporation may from time to time issue the unauthorized Common Stock of the Corporation, or any part thereof, for such consideration as they may deem equivalent or in excess of the par value thereof.

B.    Two Thousand (2,000) shares of Preferred stock of $100.00 par value per share, designated as “Preferred Stock” as hereinafter described. The Preferred Stock is non-voting on all subjects and the holders thereof are not entitled to vote at any meeting of the Shareholders. The Preferred Stock shall not be entitled to any dividends declared by the Corporation regardless of whether such dividends are cash dividends or stock dividends. The Preferred Shareholders shall be entitled to receive a special preferred interest payment equal to 8% of the par value of each share of stock which interest payment shall be paid annually on the anniversary date of the issuance of the Preferred Stock certificates. In the event of a voluntary or involuntary dissolution of the Corporation, the holders of Preferred Stock shall be entitled to, after payment of all creditors, assets having a value not to exceed the par value per share of such Preferred Stock.”

IN WITNESS WHEREOF, the undersigned President of this Corporation, has executed this Amendment to Articles of Incorporation this 30th day of April, 1982.

FLORIDA MADE DOOR MFG. CO.

/s/ Robert B. Warn, Jr.
ROBERT B. WARN, JR.

ATTEST:

PATRICK D. KELLEY, Assistant Secretary

STATE OF FLORIDA	)
: ss.
COUNTY OF LAKE	)

Before me, the undersigned authority, personally appeared ROBERT B. WARN, JR., and PATRICK D. KELLEY, known to me to be the President and Assistant Secretary, respectively, of FLORIDA MADE DOOR MFG. CO. and they acknowledge before me that they executed the foregoing Amendment to Articles of Incorporation for the uses and purposes therein expressed.

WITNESS my hand and official seal this 30th day of April, 1982.

Notary Public
County, Florida

My Commission expires:

AMENDMENT TO ARTICLES OF INCORPORATION
OF
FLORIDA MADE DOOR MFG., CO.

FLORIDA MADE DOOR MFG. CO., a corporation organized and existing under the laws of the State of Florida, under Certificate filed in the office of the Secretary of State on December 10, 1954, as amended by Amendment to the Articles of Incorporation filed July 18, 1973, hereby certifies as follows:

At a meeting held on the 30th day of April, 1982, the Board of Directors and Shareholders of FLORIDA MADE DOOR MFG. CO. adopted the following resolution amending the Articles of Incorporation of the Corporation:

“Article III - Capital Stock

The authorized capital of this Corporation shall consist of two classes of shares of stock to be designated as follows:

A. Five Thousand (5,000) shares of $1.00 par value common stock, designated “Common Stock.”  The Common Stock shall be entitled to receive all dividends declared and to all assets upon dissolution or liquidation except as herein set forth with regard to the Preferred Stock. The Comport Stock shall he entitled to exercise the entire stock voting power of the Corporation. All such Common Stock shall be fully paid, and nonassessable. The Common Stock of the Corporation may be paid for in cash or may be paid for in labor or services, or in personal property or real property at a fair valuation placed thereon by the Board of Directors. The Board of Directors of the Corporation may from time to time issue the unauthorized Common Stock of the Corporation, or any part thereof, for such consideration as they may deem equivalent or in excess of the par value thereof.

B. Two Thousand (2,000) shares of Preferred stock of $100.00 par value per share, designated as “Preferred Stock” as hereinafter described. The Preferred Stock is non-voting on all subjects and the holders thereof are not entitled to vote at any meeting of the Shareholders. The Preferred Stock shall not be entitled to any dividends declared by the Corporation regardless of whether such dividends are cash dividends or stock dividends except that the Preferred Shareholders shall be entitled to receive a special preferred dividend payment equal to 8% of the par value of each share of stock which dividend payment shall be paid annually on the anniversary date of the issuance of the Preferred Stock certificates. In the event of a voluntary or involuntary dissolution of the Corporation, the holders of Preferred Stock shall be entitled to, after payment of all creditors, assets having a value not to exceed the par value per share of such Preferred Stock.”

IN WITNESS WHEREOF, the undersigned President of this Corporation has executed this Amendment to Articles of Incorporation this 30th day of April, 1982.

FLORIDA MADE DOOR MFG. CO.

/s/ Robert B. Warn, Jr.
ROBERT B. WARN, JR.

ATTEST:

DONALD A. SIMPSON, Assistant Secretary

STATE OF OHIO	)
: ss.
COUNTY OF MEDINA	)

Before me, the undersigned authority, personally appeared ROBERT B. WARN, JR., and DONALD A. SIMPSON, known to me to be the President and Assistant Secretary, respectively, of FLORIDA MADE DOOR MFG. CO. and they acknowledge before me that they executed the foregoing Amendment to Articles of Incorporation for the uses and purposes therein expressed.

WITNESS my hand and official seal this 4th day of May, 1982.

Notary Public

Medina County, Ohio My Commission expires:

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FLORIDA MADE DOOR CO.

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

Pursuant to Section 607.1003 of the Florida Business Corporation Act, FLORIDA MADE DOOR CO. adopts these Articles of Amendment:

FIRST:  The name of the corporation is FLORIDA MADE DOOR CO.

SECOND:  Article III of the corporation’s Articles of Incorporation is amended entirely to state as follows:

ARTICLE III – Capital Stock

The authorized capital of this Corporation shall consist of five thousand (5,000) shares of $1.00 par value common stock, designated “Common Stock.” The Common Stock shall be entitled to receive all dividends declared and to all assets upon dissolution or liquidation. The Common Stock shall be entitled to exercise the entire stock voting power of the Corporation. All such Common Stock shall be fully paid and nonassessable. The Common Stock of the Corporation may be paid for in cash or may be paid for in labor or services, or in personal property or real property at a fair valuation placed thereon by the Board of Directors. The Board of Directors of the Corporation may from time to time issue the unauthorized Common Stock of the Corporation, or any part thereof, for such consideration as they may deem equivalent or in excess of the par value thereof.

THIRD:  The foregoing amendment was adopted and approved by all the directors and the sole shareholder of the corporation pursuant to a joint written consent on March 20, 1996.

FOURTH: The foregoing amendment will become effective upon the filing of these Articles of Amendment with the Florida Department of State.

EXECUTED: March 20, 1996	FLORIDA MADE DOOR CO.

By:
Frank L. Eger, Jr.
President

ARTICLES OF MERGER
TO
MERGE SIERRA LUMBER MANUFACTURERS
INTO FLORIDA MADE DOOR CO.

SIERRA LUMBER MANUFACTURERS (“Sierra”), a California corporation, and FLORIDA MADE DOOR CO. (“Florida Made”), a Florida corporation, execute the following Articles of Merger pursuant to section 607.1105 of the Florida Business Corporation Act, Chapter 607, Florida Statutes (the “Florida Business Corporation Act”) to effectuate a merger of Sierra with and into Florida Made (the “Merger”):

ARTICLE I
PLAN OF MERGER

The plan of merger of Sierra into Florida Made (the “Plan of Merger”) is as follows:

1.1          Parties to Merger. The parties to the Merger are Sierra and Florida Made (together the “Companies”). Florida Made is a wholly owned subsidiary of Sierra. Frank L. Eger, Jr. and Joseph P. Eger (collectively “Parent”) own all of the issued and outstanding stock of Sierra.

1.2          The Merger. Subject to the terms and conditions of this Plan of Merger and in accordance with the Florida Business Corporation Act, Sierra will be merged with and into Florida Made as of the effective time of the merger specified in Article II below (the “Effective Time”). As a result of the Merger, Florida Made will continue as the surviving corporation (the “Surviving Corporation”), and the corporate existence of Sierra will cease at the Effective Time. Promptly after these Articles of Merger are fully executed, Florida Made shall deliver these Articles of Merger to the Department of State of Florida (the “Department”) for filing and pay to the Department all fees required for their filing and to effectuate the Merger.

1.3          Conversion of Shares. At the Effective Time, all the shares of $10.00 par value common stock of Sierra (“Sierra Stock”) that are issued and outstanding immediately before the Effective Time will be converted into a right to an equal number of shares of the $1.00 par value common stock of Florida Made (“Florida Made Stock”), without any further action by the holders of Sierra Stock, except for surrender to Florida Made of the certificate or certificates evidencing those shares. As a result of the Merger, the record holders of Sierra Stock at the Effective Time will each become the owner of 347 shares of newly-issued Florida Made Stock. The issued and outstanding Florida Made Stock before the Merger will be cancelled as a result of the Merger.

1.4          Exchange of Certificates. After the Effective Time, Florida Made shall issue to Parent, as the sole record holders of Sierra Stock at the Effective Time, a certificate evidencing the shares of Florida Made Stock into which the Sierra Stock was converted as a result of the Merger, upon surrender of, and in exchange and substitution for, each certificate evidencing shares of Sierra Stock registered in the name of Parent (a “Sierra Certificate”), duly indorsed in blank by Parent. Delivery to Florida Made of shares of Sierra Stock will occur, and risk of loss and title to those shares will pass to Florida Made, when Florida Made receives a Sierra certificate evidencing the shares. A Sierra Certificate that has not been surrendered to Florida Made after the Effective Time in the manner specified above will not be transferable on the stock record books of Florida Made, and will be treated for all corporate purposes, except payment of dividends and other distributions, as evidencing the ownership of the number of whole shares of Florida Made Stock into which the shares of Sierra Stock evidenced by the certificate have been converted as a result of the Merger. The holder of a Sierra Certificate will not be entitled to receive any dividends or distributions in respect of the shares of Florida Made Stock into which the shares of Sierra Stock evidenced by the certificate are converted as a result of the Merger until the Sierra Certificate is surrendered to Florida Made in the manner specified above. If a dividend or other distribution is paid by Florida made in respect of the Florida Made Stock after the Effective Time but before a Sierra Certificate is surrendered to Florida Made, the dividend or distribution payable in respect of the shares of Florida Made Stock into which the shares of Sierra Stock evidenced by the unsurrendered certificate have been converted as a result of the Merger will accrue and be paid to the holder of the Sierra Certificate promptly after it is surrendered to Florida Made in the manner specified above.

1.5          Effects of Merger. The Merger will have the legal effects prescribed by section 607.1106 and section 607.1107 of the Florida Business Corporation Act. For federal income tax purposes, the Merger is intended to qualify as a tax-free reorganization pursuant to section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

1.6          Bylaws and Articles of Incorporation. The Bylaws and Articles of Incorporation of Florida Made in effect at the Effective Time will be the Bylaws and Articles of Incorporation of the Surviving Corporation, until they are amended in accordance with their terms and the Florida Business Corporation Act.

1.7          Directors and officers. The directors and officers of Florida Made in office at the Effective Time will continue to be the directors and officers of the Surviving Corporation following the Merger, until their respective successors are duly elected and qualified in accordance with the Florida Business Corporation Act and Florida Made’s Bylaws and Articles of incorporation or until their earlier death, resignation, or removal from office.

1.8          Further Assurances. At any time and from time to time after the Effective Time, at the request of Florida Made or any assignee or successor of it, the officers and directors of Sierra last in office shall execute and deliver to Florida Made any new, additional, or confirmatory deed, agreement, instrument, or other document, and take or cause to be taken all further action, as is necessary or appropriate to vest, record, confirm, perfect, or otherwise establish Florida Made’s right, title, and interest in and to all rights, powers, property, franchises, immunities, and privileges of Sierra or to otherwise carry into effect the intent and purposes of this Plan of Merger.

1.9          Amendment or Abandonment. A waiver, amendment, modification, or termination of this Plan of Merger or any provision of it will be valid and effective only if approved by the Board of Directors of Sierra. Parent may direct Sierra and Florida Made to abandon and terminate this Plan of Merger at any time before the Effective Time.

ARTICLE II
EFFECTIVE DATE OF MERGER

The Merger will become effective (the “Effective Time”) as of March 31, 1996.

ARTICLE III
SHAREHOLDER APPROVAL OF MERGER AND PLAN OF MERGER

The Merger and Plan of Merger was adopted by Parent, as shareholders of Sierra, on March 20, 1996, and by Sierra, as the sole shareholder of Florida Made, at a meeting of its Board of Directors on March 20, 1996. Parent has waived the statutory requirement that a copy of the Plan of Merger be mailed to it.

Executed:  March 20, 1996, in Astatula, Florida.

SIERRA LUMBER MANUFACTURERS

By:
Joseph P. Eger
President

FLORIDA MADE DOOR CO.

By:
Frank L. Eger, Jr.
President

STATE OF FLORIDA
COUNTY OF LAKE

The foregoing Articles of Merger were acknowledged before me on March 20, 1996, by Joseph P. Eger, as President of Sierra Lumber Manufacturers, on behalf of the corporation.

My commission expires:
Notary Public
[I personally know Frank & Joseph Eger] (Notarial Seal)

STATE OF FLORIDA
COUNTY OF LAKE

The foregoing Articles of Merger were acknowledged before me on March 20, 1996, by Frank L. Eger, Jr., as President of Florida Made Door Co., on behalf of the corporation.

My commission expires:

Notary Public

ARTICLES OF MERGER
Merger Sheet

MERGING:

EGER INDUSTRIES, a California corporation, not qualified in Florida

FLORIDA MADE DOOR SALES CO., a Florida corporation, P94000060820

INTO

FLORIDA MADE DOOR CO., a Florida corporation, 182054

File date: December 30, 1997, effective December 31, 1997.

Corporate Specialist: Joy Moon-French

Division of Corporations – P.O. BOX 6327 – Tallahassee, Florida  32314

ARTICLES OF MERGER
TO MERGE
EGER INDUSTRIES AND
FLORIDA MADE DOOR SALES CO.
INTO
FLORIDA MADE DOOR CO.

EGER INDUSTRIES (“Eger Industries”), a California corporation, FLORIDA MADE DOOR SALES CO. (“FMD Sales”), a Florida corporation, and FLORIDA MADE DOOR CO. (“Florida Made”), a Florida corporation, execute the following Articles of Merger pursuant to section 607.1105 of the Florida Business Corporation Act, Chapter 607, Florida Statutes (the “Florida Business Corporation Act”) to effectuate a merger of Eger Industries and FMD Sales with and into Florida Made (the “Merger”):

ARTICLE I
PLAN OF MERGER

The plan of merger of Eger Industries and FMD Sales into Florida Made (the “Plan of Merger”) is as follows:

1.1.          Parties to Merger. The parties to the Merger are Eger Industries, FMD Sales and Florida Made (together the “Companies”). Frank L. Eger, Jr. and Joseph P. Eger own all of the issued and outstanding stock of the Companies.

1.2.          The Merger. Subject to the terms and conditions of this Plan of Merger and in accordance with the Florida Business Corporation Act, Eger Industries and FMD Sales will be merged with and into Florida Made as of the effective time of the merger specified in Article II below (the “Effective Time”). As a result of the Merger, Florida Made will continue as the surviving corporation (the “Surviving Corporation”), and the corporate existence of Eger Industries and FMD Sales will cease at the Effective Time. Promptly after these Articles of Merger are fully executed, Florida Made shall deliver these Articles of Merger to the Department of State of Florida (the “Department”) for filing and pay to the Department all fees required for their filing and to effectuate the Merger.

1.3.          Conversion of Shares. At the Effective Time, all the shares of no par value common stock of Eger Industries (“Eger Industries Stock”) that are issued and outstanding immediately before the Effective Time and all the shares of $1.00 par value common stock of FMD Sales (“FMD Sales Stock”) that are issued and outstanding immediately before the Effective Time will be converted into a right to a number of shares equal to one-quarter of the $1.00 par value common stock of Florida Made (“Florida Made Stock”), without any further action by the holders of Eger Industries Stock and FMD Sales Stock, except for surrender to Florida Made of the certificate or certificates evidencing those shares. As a result of the Merger, the record holders of Eger Industries Stock and FMD Sales Stock at the Effective Time will each become the owner of 1,500 shares of newly-issued Florida Made Stock.

1.4.          Exchange of Certificates. After the Effective Time, Florida Made shall issue to Frank L. Eger, Jr. and Joseph P. Eger, as the record holders of Eger Industries Stock and FMD Sales Stock at the Effective Time, a certificate evidencing the shares of Florida Made Stock into which the Eger Industries Stock and FMD Sales Stock were converted as a result of the Merger, upon surrender of, and in exchange and substitution for, each certificate evidencing shares of Eger Industries Stock and FMD Sales Stock registered in the name of Frank L. Eger, Jr. and Joseph P. Eger (an “Eger Industries Certificate” and an “FMD Sales Certificate”), duly endorsed in blank by Frank L. Eger, Jr. and Joseph P. Eger. Delivery to Florida Made of shares of Eger Industries Stock and FMD Sales Stock will occur, and risk of loss and title to those shares will pass to Florida Made, when Florida Made receives an Eger Industries Certificate and an FMD Sales Certificate evidencing the shares. An Eger Industries Certificate and an FMD Sales Certificate that has not been surrendered to Florida Made after the Effective Time in the manner specified above will not be transferable on the stock record books of Florida Made, and will be treated for all corporate purposes, except payment of dividends and other distributions, as evidencing the ownership of the number of shares of Florida Made Stock into which the shares of Eger Industries Stock and FMD Sales Stock evidenced by the certificate have been converted as a result of the Merger. The holder of an Eger Industries Certificate and an FMD Sales Certificate will not be entitled to receive any dividends or distributions in respect of the shares of Florida Made Stock into which the shares of an Eger Industries Certificate and an FMD Sales Certificate evidenced by the certificate are converted as a result of the Merger until the Eger Industries Certificate and FMD Sale Certificate is surrendered to Florida Made in the manner specified above. If a dividend or other distribution is paid by Florida Made in respect of the Florida Made Stock after the Effective Time but before an Eger Industries Certificate and/or FMD Sales Certificate is surrendered to Florida Made, the dividend or distribution payable in respect of the shares of Florida Made Stock into which the shares of Eger Industries Stock and FMD Sales Stock evidenced by the unsurrendered certificates have been converted as a result of the Merger will accrue and be paid to the holders of Eger Industries Stock and FMD Sales Stock promptly after it is surrendered to Florida Made in the manner specified above.

1.5.          Effects of Merger. The Merger will have the legal effects prescribed by section 607.1106 and section 607.1107 of the Florida Business Corporation Act For federal income tax purposes, the Merger is intended to qualify as a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue code of 1986, as amended.

1.6.          Bylaws and Articles of Incorporation. The Bylaws and Articles of Incorporation of Florida Made in effect at the Effective Time will be the Bylaws and Articles of Incorporation of the Surviving Corporation, until they are amended in accordance with their terms and the Florida Business Corporation Act.

1.7.          Directors and Officers. The directors and officers of Florida Made in office at the Effective Time will continue to be the directors and officers of the Surviving Corporation following the Merger, until their respective successors are duly elected and qualified in accordance with the Florida Business Corporation Act and Florida Made’s Bylaws and Articles of Incorporation or until their earlier death, resignation or removal from office.

1.8.          Further Assurances. At any time and from time to time after the Effective Time, at the request of Florida Made or any assignee or successor of it, the officers and directors of Eger

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Industries and/or FMD Sales last in office shall execute and deliver to Florida Made any new, additional, or confirmatory deed, agreement, instrument, or other document, and take or cause to be taken all further action, as is necessary or appropriate to vest, record, confirm, perfect, or otherwise establish Florida Made’s right, title, and interest in and to all rights, powers, property, franchises, immunities, and privileges of Eger Industries and/or FMD Sales, or to otherwise carry into effect the intent and purposes of this Plan of Merger.

1.9.          Amendment or Abandonment. A waiver, amendment, modification, or termination of this Plan of Merger or any provision of it will be valid and effective only if approved by the Board of Directors of Eger Industries and/or FMD Sales. Frank L. Eger, Jr. and Joseph P. Eger may direct Eger Industries and FMD Sales to abandon and terminate this Plan of Merger at any time before the Effective Tune.

ARTICLE II
EFFECTIVE DATE OF MERGER.

The Merger will become effective (the “Effective Time”) as of December 31, 1997.

ARTICLE III
SHAREHOLDER APPROVAL OF MERGER AND PLAN OF MERGER

The Merger and Plan of Merger was adopted by Frank L. Eger, Jr. and Joseph P. Eger as shareholders of Eger Industries’ and FMD Sales, on even date herewith, and by Frank L. Eger, Jr. and Joseph P. Eger, as the shareholders of Florida Made, at a meeting of its Board of Directors on even date herewith. Frank L. Eger, Jr. and Joseph P. Eger have waived the statutory requirement that a copy of the Plan of Merger be mailed to them.

Executed: December 29, 1997, in Detroit, Michigan.

EGER INDUSTRIES

By:
John F. Youngblood, Vice President

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FLORIDA MADE DOOR SALES CO.

By:
John F. Youngblood, Vice President

FLORIDA MADE DOOR CO.

By:
John F. Youngblood, Vice President

STATE OF MICHIGAN	)
COUNTY OF WAYNE	)

The foregoing Articles of Merger were acknowledged before me on December 29, 1997, by John F. Youngblood, as Vice President of Eger Industries, on behalf of the Corporation.

/s/ THOMAS HATCH
Notary Public
Wayne County, Michigan
My Commission Expires Sept. 29, 2000.

STATE OF MICHIGAN	)
COUNTY OF WAYNE	)

The foregoing Articles of Merger were acknowledged before me on December 29, 1997, by John F. Youngblood, as Vice President of Florida Made Door Sales Co., on behalf of the Corporation.

/s/ THOMAS HATCH
Notary Public
Wayne County, Michigan
My Commission Expires Sept. 29, 2000.

STATE OF MICHIGAN	)
COUNTY OF WAYNE	)

The foregoing Articles of Merger were acknowledged before me on December 29, 1997, by John F. Youngblood, as Vice President of Florida Made Door Co., on behalf of the Corporation.

/s/ THOMAS HATCH
Notary Public
Wayne County, Michigan

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